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                                                                   EXHIBIT 99(a)



                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 REVOCABLE PROXY
                         SPECIAL MEETING OF SHAREHOLDERS
                            ______________ ___, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. ("PHFG"), hereby appoints _______________ and ______________ as
Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of PHFG which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the __________________, Portland, Maine, on ________ __, 1996 at
10:00 a.m., Local Time, or any adjournment thereof.

     THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

     SHARES OF COMMON STOCK OF PHFG WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 25, 1995, BY AND AMONG PHFG, FIRST COASTAL BANKS, INC. AND BANK OF NEW HAMPSHIRE CORPORATION. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

           IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.


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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK



                                                          ---------------------
                                                             I plan to attend
                                                             the meeting

                                                                  -----

                                                                  -----
                                                          ---------------------




Proposal to adopt an Agreement and Plan of Merger, dated as of October 25, 1995, by and among PHFG, First Coastal Banks, Inc. ("First Coastal") and Bank of New Hampshire Corporation ("BNHC"), which provides, among other things, for (i) the merger of First Coastal with and into BNHC (the "Merger") and (ii) the conversion of each share of Common Stock of BNHC outstanding immediately prior to the Merger (other than any dissenting shares under New Hampshire law and certain shares held by PHFG) into the right to receive two shares of Common Stock of PHFG, subject to possible adjustment under certain circumstances.


               FOR            AGAINST             ABSTAIN
             ------         ------              ------

             ------         ------              ------


     THE BOARD OF DIRECTORS OF PHFG RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


               Dated:                                              , 1996
                       --------------------------------------------

               Signature
                         --------------------------------------------------

               Signature
                         --------------------------------------------------
                                       (print name)

               IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

               NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.